Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2012, in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-178278) and related Prospectus of Luxfer Holdings PLC dated June 20, 2012.

/s/ Ernst & Young LLP

Manchester, England

June 20, 2012